EXHIBIT 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

CONTACT:  Natalie S. Hairston
(281) 878-1000
ir@ENGlobal.com

ENGlobal Announces Resignation of Chief Financial Officer

HOUSTON, TX, June 13, 2012 – ENGlobal (NASDAQ: ENG), a leading provider of energy-related project delivery solutions, announced today that John R. Beall, Chief Financial Officer, has resigned from the Company to pursue other interests, effective immediately.

An external search is underway for a new Chief Financial Officer.  In the meantime, the CFO duties will be assumed by the Company’s Controller, Mark A. Hess, CPA, with oversight from Edward L. Pagano, President and Chief Executive Officer.  Prior to joining ENGlobal as Chief Executive Officer, Mr. Pagano served as Chief Financial Officer for a number of public and private engineering and construction companies.

“We are appreciative of John’s efforts on behalf of ENGlobal over the past year and wish him well in his future endeavors,” said Mr. Pagano. “While we will move quickly to identify a replacement, our goal is to hire the best candidate possible. Until then, I am confident that our existing financial team will continue to support ENGlobal in its renewed growth efforts.”

About ENGlobal
ENGlobal (NASDAQ:ENG), founded in 1985, is a provider of engineering and related project services principally to the energy sector throughout the United States and internationally. ENGlobal operates through three business segments: Engineering & Construction, Automation, and Field Solutions.  The Engineering & Construction segment provides consulting services relating to the development, management and execution of projects requiring professional engineering as well as inspection, construction management, mechanical integrity, field support, quality assurance and plant asset management.  The Automation segment provides services related to the design, fabrication and implementation of process distributed control and analyzer systems, advanced automation, and related information technology.  ENGlobal's Field Solutions segment provides project management and staffing for right-of-way and site acquisition, permitting, regulatory, and legislative outreach.  ENGlobal has approximately 2,000 employees in 11 offices and 9 cities. Further information about the Company and its businesses is available at www.ENGlobal.com.

Safe Harbor for Forward-Looking Statements
The statements above regarding the Company’s expectations regarding its financial results and certain other matters discussed in this press release may constitute forward-looking statements within the meaning of the federal securities laws and are subject to risks and uncertainties including, but not limited to: (1) our ability to recruit a new chief financial officer timely and with experience in the engineering and construction industry; (2) our ability to achieve profitability and positive cash flow from operations; (3) our ability to respond appropriately to the current worldwide economic situation and the resulting decrease in demand for our services and competitive pricing pressure; (4) our ability to achieve our business strategy while effectively managing costs and expenses; (5) our ability to collect accounts receivable in a timely manner; (6) our ability to accurately estimate costs and fees on fixed-price contracts; (7) the effect of changes in laws and regulations with which the Company must comply and the associated costs of compliance with such laws and regulations, either currently or in the future, as applicable; (8) the effect of changes in the price of oil; (9) delays related to the award of domestic and international contracts; (10) the effect of changes in accounting policies and practices as may be adopted by regulatory agencies, as well as by the FASB; (11) the effect on our competitive position within our market area in view of, among other things, increasing consolidation currently taking place among our competitors; (12) our ability to comply with the terms of our new credit facility with PNC Bank and our existing letter of credit facility with Export-Import Bank of the United States; (13) our ability to execute to our internal performance plans such as our productivity improvement and cost reduction initiatives; (14) achievement of our acquisition and related integration plans; (15) our ability to win new business and convert those orders to sales within the fiscal year in accordance with our annual business plan; and (16) the uncertainties of the outcome of litigation.  Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors detailed from time to time in ENGlobal’s filings with the Securities and Exchange Commission.  In addition, reference is hereby made to cautionary statements set forth in the Company’s most recent reports on Form 10-K and 10-Q, and other SEC filings.  Also, the information contained in this press release is subject to the risk factors identified in the Company’s most recent Form 10-K.

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